UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2014

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On December 30, 2014, Independence Realty Operating Partnership, LP, or IROP, our operating partnership, entered into a contribution agreement, or the TX contribution agreement, with a contributor, or the TX contributor. The TX contribution agreement set forth the terms and conditions pursuant to which IROP could acquire from the TX contributor a property located in Austin, Texas, or the TX property. On December 30, 2014, the acquisition contemplated by the TX contribution agreement was completed and a subsidiary of IROP acquired the TX property. The purchase price paid by IROP to the TX contributor for the contribution of the TX property was $35,250,000 comprised of (a) 918,097.92 IROP common units, or the TX units, valued at $8,550,245.90, in the aggregate, and (b) cash outlays for the balance of the purchase price.

On September 25, 2014, IROP entered into a contribution agreement, or the OH contribution agreement, with contributors, or the OH contributors. The OH contribution agreement set forth the terms and conditions pursuant to which IROP could acquire from the OH contributors all of the equity of a single purpose entity, or the SPE, which owned a property located in Groveport, Ohio, or the OH property. On November 24, 2014, the closing contemplated by the OH contribution agreement was completed and IROP acquired the SPE equity. The aggregate purchase price paid by IROP to the OH contributors for the contribution of the SPE equity at the closing was $17,500,000 comprised of (a) 4,928.88 IROP common units, or the OH units, valued at $47,812.57, in the aggregate, payable to one of the OH contributors and (b) cash outlays for the balance of the purchase price.

Each of the TX units and OH units were issued subject to an exchange agreement providing for the terms and conditions under which they could be exchanged for cash in an amount equal to the value of an equivalent number of shares of our common stock as of the date the IROP receives contributor’s notice of its desire to exchange or, at our option, for the equivalent number of shares of our common stock. The value and number of shares exchanged by IROP is subject to adjustment under defined circumstances. Each exchange agreement provides that the exchange right is exercisable one year after the issuance of the units or upon the liquidation or the sale of substantially all of IROP’s assets, subject to the terms of the IROP limited partnership agreement. The exchange agreement for the TX units also permits the TX contributor to make transfers, or the permitted transfers, to its beneficial owners of their respective share of the TX units in defined circumstances including the requirement that any transferee of TX units immediately exercise such transferee’s exchange rights with respect to such TX units. Permitted transfers of 50% of a beneficial owner’s share may occur on each of the dates 90 and 180 days following December 30, 2014 and permitted transfers may thereafter occur biannually commencing on December 30, 2015.

The issuance of each of the TX units and the OH units was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, and Rule 506 of Regulation D, or Regulation D, promulgated under the Securities Act. Each of the parties that received the TX units or the OH units represented that such party was an accredited investor (as defined in Rule 501 of Regulation D).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

January 6, 2015	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer